UNITED STATES
                            SECURITIES AND EXCHANGE COMMISSION
                                   WASHINGTON, DC 20549

                                         FORM 8-K

                                      CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                       November 7, 2007 (November 1, 2007)


                              THE GREAT ATLANTIC & PACIFIC
                                   TEA COMPANY, INC.


                 (Exact name of Registrant as specified in its charter)

          Maryland                        1-4141                  13-1890974
(State or other jurisdiction of   (Commission File Number)    I.R.S. Employer
incorporation or organization)                              Identification No.)

    Two Paragon Drive, Montvale, NJ                                   07645
(Address of principal executive offices)                            (Zip Code)

        Registrant's telephone number, including area code: (201) 573-9700

                                 Not Applicable
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))


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Item 2.01  Completion of Acquisition or Disposition of Assets

         On November 1, 2007, The Great Atlantic & Pacific Tea Company, Inc. ("A&P"), completed a series of related transactions that resulted in the disposition of all of its Sav-A-Center stores located in the New Orleans, Louisiana area and its suburbs for approximately $58 million in the aggregate. These dispositions occurred between October 1, 2007 and November 1, 2007 and were part of the A&P's previously publicly announced plan to exit the Louisiana market. A&P received cash consideration in all of the transactions. The dispositions were made to 3 different individuals and entities, all of whom were unrelated to A&P, including Rouse's Supermarkets, which, in a transaction previously reported on A&P's Current Report on Form 8-K filed on September 15, 2007, purchased 19 Sav-A-Center stores. The series of transactions described above concludes A&P's sale of the stores in its Louisiana operations.

         No pro forma financial information is furnished with this Form 8-K because the divested businesses have been reflected as discontinued operations in A&P's financial statements since the company announced its intention to divest them in the first quarter of 2007.






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                                    SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         The Great Atlantic & Pacific Tea Company, Inc. (Registrant)

November 7, 2007         By:  /s/Allan Richards
                              --------------------
                         Name:   Allan Richards
                         Title:  Senior Vice President, Human Resources, Labor
                                 Relations, Legal Services & Secretary